UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2008

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Charleston Road, Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-6676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2008, the Board of Directors of the NetLogic Microsystems, Inc. (the “Company”) approved: (i) an amendment to section 2.5 to the Company’s bylaws to: (a) require stockholders to submit business, other than a nomination of a candidate for election as director, for consideration at the Company’s annual meeting of stockholders not less than 90 nor more than 120 calendar days in advance of the first anniversary of the previous year’s annual meeting of stockholders, and (b) provide additional requirements for the content of such proposals; and (ii) a new section 2.16 of the Company’s bylaws identifying the notice procedures and proposal content requirements for submission of stockholder proposals relating to nominations of directors of the Company at an annual stockholder meeting. The complete text of the Company’s bylaws, as amended and restated as of October 15, 2008, is included in Exhibit 3.4 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this document:

Exhibit	Description

3.4	Bylaws of NetLogic Microsystems, Inc. as amended and restated as of October 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: October 21, 2008	By:	/s/ Mike Tate
Mike Tate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.4	Bylaws of NetLogic Microsystems, Inc. as amended and restated as of October 15, 2008.